UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, CA 91754	91754
(Address of principal executive offices)	(Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Issuance of Additional Senior Secured Convertible Promissory Note

On October 22, 2025, Maison Solutions Inc. (the “Company”) issued an additional senior unsecured convertible promissory note in the principal amount of $3,000,000 (the “Additional Note”) to the investor signatory to the Purchase Agreement (as defined below)(the “Holder”) pursuant to a partial exercise of the previously reported note purchase warrant to purchase senior unsecured convertible promissory notes of the Company up to an aggregate principal amount of $6,500,000 (the “Incremental Warrant”) issued by the Company pursuant to that certain Securities Purchase Agreement dated as of March 12, 2025 by and between the Company and the Holder (the “Purchase Agreement”).

The Additional Note was issued, and the shares of the Company’s Class A common stock, par value $0.0001 (the “Common Stock”) issuable upon conversion of the Additional Note (the “Conversion Shares”) will be issued, in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) thereunder. The Company intends to use the net proceeds from the sale of the Additional Notes for working capital purposes for the Company and its subsidiaries

The Additional Note has a maturity date of October 22, 2027, bears interest at a rate to 5.25% per annum and was issued at a purchase price of $2,745,000. The interest rate may increase to 18.00% per annum upon the occurrence of an Event of Default (as defined in the Additional Note), for so long as such event remains uncured. Accrued interest will be paid on a monthly basis and, at the Company’s option, will either be paid in cash or paid-in-kind in shares of Common Stock, subject to certain terms and conditions as set forth in the Additional Note.

The Holder has the right to elect at any time to convert the Additional Note into shares of Common Stock, so long as the aggregate number of shares of Common Stock then beneficially owned by the Holder (together with its affiliates) would not exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Additional Note. The Holder has the right to increase or decrease the Beneficial Ownership Limitation upon prior notice to the Company, provided that the Beneficial Ownership Limitation may in no event exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion. Beginning on the effective date of the initial registration statement and on the same day of each successive month thereafter, the Fixed Price will be adjusted (downwards only) to the lower of (a) the Fixed Price then in effect and (b) the lower of (x) 95% of the lowest daily VWAP (as defined in the Additional Note) of the Common Stock during the 10 consecutive trading days immediately prior to the applicable measurement date and (y) the Floor Price (as defined in the Additional Note) then in effect (the “Variable Price”). The initial Floor Price for the Additional Note is $0.16 per share. The conversion price of the Additional Note may also be adjusted from time to time pursuant to the other terms and conditions of the Additional Note.

The Company at its option has the right, but not the obligation, to redeem a portion or all amounts outstanding under the Additional Note prior to maturity pursuant to the terms of the Additional Note.

The number of shares of Common Stock issuable upon conversion of the Additional Note will be determined by dividing (x) the portion of the principal, interest, or other amounts outstanding under the Additional Note to be converted (the “Conversion Amount”) by (y) the Conversion Price. The Conversion Price of the Additional Note is initially $0.78 per share of Common Stock (the “Fixed Price”). Beginning on the effective date of the initial registration statement registering the Investor’s resale of the Conversion Shares, and on the same day of each successive month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price will be reduced to the lower of (i) the then-effective Fixed Price and (ii) 95% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to such Fixed Price Reset Date (the “Variable Price”). Additionally, on any trading day on which the aggregate trading value of the Common Stock (as reported on Bloomberg) is equal to or greater than $500,000 between 4:00 a.m. and 11:00 a.m., New York time, the Conversion Price on such trading day (and only for such trading day) will be reduced to the lowest of (i) the then effective Variable Price, (ii) the lowest price traded on such trading day until the earlier of (A) 11:00 a.m., New York time, (B) the time a conversion notice is delivered pursuant to the Additional Note, subject to the Floor Price then in effect, and (C) the then effective Conversion Price. Upon the occurrence of an Event of Default, with respect to any Event of Default, the Alternate Conversion Price (as defined in the Additional Note) will be equal to the lower of (i) the then effective Conversion Price and (ii) 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date that the Investor delivers a conversion notice any time after the occurrence of an Event of Default.

If, any time after the issuance date of the Additional Note, an Amortization Event (as defined in the Additional Note) occurs, then the Company will be required to make monthly payments beginning on the seventh (7th) trading day after the Amortization Event Date (as defined in the Additional Note) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding Notes is repaid. Each monthly payment will be in an amount equal to the sum of (i) one sixth of the aggregate principal amount outstanding for the Additional Note and all Other Notes (as defined in the Additional Note) (the “Amortization Principal Amount”), plus (ii) 20% of such Amortization Principal Amount. The obligation of the Company to make monthly payments related to an Amortization Event will cease upon cure of the Amortization Event, pursuant to the terms of the Note.

Further, if at any time any Notes remain outstanding, the Company effects, or enters into an agreement to effect, a Dilutive Issuance (as defined in the Notes), then upon the occurrence of such Dilutive Issuance, the Fixed Price then in effect will be reduced to an amount equal to the New Issuance Price (as defined in the Notes).

The Additional Note provides for customary Events of Default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest, breach of covenants or other agreements in the Purchase Agreement and Additional Note, certain bankruptcy or insolvency events, certain change of control transactions, the failure of the Company to file certain required reports under the Exchange Act of 1934, as amended (the “Exchange Act”), an event of default under the Purchase Agreement, Incremental Warrant or any Additional Note, default by the Company on any of its obligations under any other indebtedness exceeding $250,000, and certain final judgements for payment of money are rendered against the Company. Upon an event of default that is continuing, the Holder of the Additional Note may convert all or any portion of the Additional Note at a price equal to the Alternate Conversion Price (as defined in the Additional Note). Additionally, if any Event of Default occurs under the Additional Note, the outstanding principal amount of the Additional Note and any Additional Note will become, at the Holder’s election, in whole or in part immediately due and payable in cash or in shares of Common Stock.

The foregoing summaries of the Purchase Agreement, Additional Note, Incremental Warrant and the transactions contemplated thereby do not purport to be complete and are qualified in its entirety by reference to the full text of the Purchase Agreement, Additional Note, Incremental Warrant, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Senior Unsecured Convertible Promissory Note issued October 22, 2025.
4.2	Note Purchase Warrant, dated March 12, 2025, by and between the Company and the Holder (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed March 13, 2025).
10.1	Securities Purchase Agreement, dated March 12, 2025, by and between the Company and the Holder (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 13, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maison Solutions Inc.

Date: October 22, 2025	By:	/s/ John Xu
	Name:	John Xu
	Title:	Chief Executive Officer

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